THIS AGREEMENT is made on the 30th day of August 2022

BETWEEN:-

(1) **DIYIXIAN.COM LIMITED**, a limited liability company incorporated in Hong Kong whose registered office is at 37/F, Metroplaza Tower One, Kwai Chung, New Territories, Hong Kong (the "DYX"); AND

(2) **BOXASONE LIMITED**, a limited liability company incorporated in Hong Kong whose registered office is at Unit C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Hong Kong (the "BAO").

WHEREAS:

DYX agrees to engage BAO and BAO agrees to provide to DYX the services as described in Schedule 1 (the "Services"), subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1 In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings:

(a) "Fees" means the fees as specified in Schedule 1 payable by DYX from time to time to BAO for provision of the Services;

(b) "HKIAC" is as defined in Clause 17.2;

(c) "BAO" means Boxasone Limited, a limited liability company incorporated in Hong Kong;

(d) "Services" means the services as detailed in Schedule 1; and

(e) "Term" means the term as specified in Schedule 1;

1.2 Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3 The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them.

1.4 References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement.

2. PROVISION OF SERVICES

2.1 In consideration of DYX paying the Fees to BAO in the manner described in Clause 3, BAO agrees to provide the Services to DYX subject to the terms and conditions herein and in Schedule 1.

2.2 DYX and BAO shall cooperate in good faith in all matters relating to the provision of Services including but not limited to obtaining all consents, licences or approvals necessary for BAO to fulfil its obligations hereunder.

2.3 DYX shall respect independent performance of the Services by BAO and shall communicate with BAO for any suggestions and BAO may assign, subcontract or delegate any rights, duties, obligations or liabilities under this Agreement to any third parties with the consent of DYX.

2.4 BAO shall be entitled to deploy resources of all forms or manners as necessary for the performance of the Services under this Agreement. DYX is required to provide all necessary actions and assistance, including but not limited to furnishing documents, preparing & signing agreements & documents, providing confirmation, acceptance & endorsement of all relevant matters, to be performed and completed by DYX within a reasonable period of time as requested by BAO for BAO to fulfil its obligations under this Agreement.

2.5 BAO shall perform system integration in accordance to the specifications in Schedule 2 and to enable the network connectivity and interoperability between the system, smart vending devices and the server.

2.6 The deployment of the System shall be subjected to the satisfaction of the Testing and Commissioning procedures as reasonably required by DYX. Commissioning tests shall be performed to assess the overall functionality of the system as per the standards and design specifications. Each components of the System must be individually tested to ensure that it install correctly. Any comments regarding abnormal operation to failed tests shall be recorded in the comments section of the commissioning schedule.

2.7 As soon as reasonably possible after the satisfactory completion of the Testing and Commissioning, DYX shall provide a written notification to certify that the platform has passed the Testing and Commissioning.

3. PAYMENT

3.1 DYX shall pay the Fees to BAO for provision of the Services in the manner set out in Schedule 1A. 1B, and 1C. BAO shall not be responsible for all unforeseeable costs, tax, charges, and expenses incurred for and in connection with the provision of the Services by BAO except as expressly provided otherwise in this Agreement or approved in advance in writing by BAO.

3.2 All payment shall be made within thirty (60) days from the date of invoices issued by BAO to DYX.

3.3 Any delay in payment shall entitle BAO for the costs and expenses incurred in connection with the collection of overdue payments, whether made in or out of court, without prejudice to any rights or remedies legally available to BAO.

4. TERMINATION

4.1 This Agreement shall terminate upon the expiry of the Term specified in Schedule 1 unless extended by mutual agreement by the parties in writing or terminated earlier pursuant to the terms of this Agreement.

4.2 This Agreement may be terminated by either party with a 30 days' notice without cause.

4.3 The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre-existing and/or accrued rights and obligations of the parties hereunder.

4.4 Clauses 5, 6, 7, 11, 12, 13, 14 and 17 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason.

5. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1 Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this Agreement.

5.2 BAO represents, warrants and undertakes that the services will be duly performed and completed in a diligent, professional and business-like manner.

6. LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR FOR ANY LOSS OF REVENUE, DATA, OR PROFITS, AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE WARRANTIES AND REMEDIES PROVIDED HEREUNDER. THIS LIMITATION OF LIABILITY WILL APPLY WHETHER OR NOT THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. CONFIDENTIALITY

7.1 The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtained from the other party pursuant to this Agreement or prior to it and to disclose the same only to those of its employees or contractors directly involved with the services and only to the extent necessary for each of them to perform his duties under this Agreement. The parties shall impose the above obligation on these persons.

7.2 The foregoing obligations shall not apply, however, to any part of such

information which:

a) was already in the public domain or which becomes so through no fault of the receiving party;

b) was already known to the receiving party prior to receipt thereof; or

c) was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof.

7.3 Subject to the provisions in Clause 7.2 above, these obligations of confidentiality shall survive the expiration or termination of this Agreement.

8. GENERAL PROVISIONS RELATING TO THE SYSTEM

8.1 DYX acknowledges that the intellectual property rights in all the specifications, source codes, computer programmes, materials and other documentation supplied by BAO to the DYX in any way connected with the System is vested in BAO and, upon the expiry or termination of this Agreement, DYX shall return to BAO all such specifications, source codes, computer programmes, materials and documentation and any copies thereof.

8.2 Upon the completion of Testing and Commissioning, DYX has the ownership of the system and database of the Smart Vending Solution. The customized version of the Smart Vending Solution initiated by DYX shall be owned by DYX.

8.3 BAO warrants that for the period of 3 years from the date of completion of Testing and Commissioning, BAO is obliged to repair and fix the Smart Vending Solution for the benefit of DYX upon any defects and systems errors. In any event that DYX require any system upgrade, BAO will provide support to DYX for the period of 3 years from the date of completion of Testing and Commissioning.

9. ASSIGNMENT

9.1 Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, except in circumstances of corporate succession by merger, consolidation, or other corporate reorganisation in relation to either party's business.

10. ENTIRE AGREEMENT

10.1 The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing. In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevail.

10.2 Save as expressly provided, no alteration, modification, amendment, waiver,

consent or discharge shall be binding upon either party unless in writing and signed by both parties.

11. NOTICES

11.1 Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time. Any such notice shall be delivered by hand or by registered prepaid post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or if by post 48 hours after the day of posting.

12. LEGAL RELATIONSHIP

12.1 Nothing herein shall create or imply any employment, principal-agent, joint venture or partnership relationship between DYX on the one hand, and BAO on the other.

12.2 Either party acknowledges that it is not part of the other party's organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affairs or otherwise of the other party.

13. SEVERABILITY

13.1 In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

14. WAIVER

14.1 No failure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any right, power or remedy. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies at law.

15. FORCE MAJEURE

15.1 Neither party shall be liable for any delays or failures attributable to its being affected by an Event of Force Majeure, but the party so affected shall use best endeavours to resume performance as quickly as possible and shall promptly give the other party full particulars of the failure or delay and consult with the other party concerning the failure or delay from time to time as appropriate. If any such delay or failure on the part of the BAO continues for a period of three (3) months, DYX shall be entitled to terminate this Agreement and/or any services provided under this Agreement immediately on giving written

notice to BAO.

16. CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

16.1 The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623).

17. APPLICABLE LAW AND DISPUTE RESOLUTION

17.1 This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

17.2 Notwithstanding Clause 17.1, a complaining party shall have the option to refer any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre ("HKIAC") with three (3) arbitrators in accordance with the HKIAC Rules in force. Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the Chairman of the arbitration panel. The language to be used in the arbitral proceedings shall be English.

- END -

IN WITNESS WHEREOF this Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY)
FOR AND ON BEHALF OF)
DIYIXIAN.COM LIMITED)
in the presence of:-)

__________________________)

SIGNED BY)
FOR AND ON BEHALF OF)
BOXASONE LIMITED)
in the presence of:-)

______________________)

SCHEDULE 1A

Part 1 - The Services

BAO shall provide the following services to DYX for the Smart Vending Solution:

1. Proof of Concept, Development, Customization, and System Upgrade
2. Smart Vending Solution – Design and Build
3. Smart Vending Solution Cloud Platform
4. Testing and Commissioning Procedure

The Technical Specifications are stated in SCHEDULE 2A.

The User Terms & Conditions are stated in SCHEDULE 3A.

Part 2 – Term, Fees and Timeline

1. Term: From date of this Agreement to 30 November 2023 (both days inclusive) (the "Initial Term") unless terminated early pursuant to the terms and conditions of this Agreement.

2. Fees: DYX shall pay the Solution Design, Build, Customization and Setup fees totalling HK$1,500,000.

   DYX shall further pay the User License Charges totalling HK$3,000,000 for a Minimum Ordering Quantity (MOQ) of 1500 Facility Units (@HK$2,000 per Facility Unit) covering the right to use the license for the period from 1 December 2022 to 30 November 2025. The User License Charges is subject to review for the fourth year onwards.

   After deducting the special discount of 5%, DYX shall pay a fee totalling HK$4,275,000, of which (i) HK$1,000,000 shall be invoiced upon the signing of this Agreement and (ii) HK$3,275,000 shall be invoiced upon satisfactory completion of the Testing and Commissioning.

   For the avoidance of doubt, any services performed by BAO not within the specified scope of areas set out in Part 1 of Schedule 1A to this Agreement shall incur extra fees and costs payable by DYX in the manner as determined by BAO.

Item	Service	Estimated Timeline
1	Proof of Concept, Development, Customization, System Upgrade	**During November 2022**
2	Smart Vending Solution – Design and Build	
3	Smart Vending Solution Cloud Platform – Customization and Setup	
4	Testing and Commissioning and trial run	**1 December 2022**

SCHEDULE 1B

Part 1 - The Services

BAO shall provide the following services to DYX for the Smart Logistic Solution:

1. Proof of Concept, Development, Customization, and System Upgrade
2. Smart Logistic Solution – Design and Build
3. Smart Logistic Solution Cloud Platform
4. Testing and Commissioning Procedure

The Technical Specifications are stated in SCHEDULE 2B.

The User Terms & Conditions are stated in SCHEDULE 3C.

Part 2 – Term, Fees and Timeline

1. Term: From date of this Agreement to 30 November 2023 (both days inclusive) (the "Initial Term") unless terminated early pursuant to the terms and conditions of this Agreement.

2. Fees: DYX shall pay the Solution Design, Build, Customization and Setup fees totalling HK$1,500,000.

   DYX shall further pay the User License Charges totalling HK$3,000,000 for a Minimum Ordering Quantity (MOQ) of 1500 Facility Units (@HK$2,000 per Facility Unit) covering the right to use the license for the period from 1 December 2022 to 30 November 2025. The User License Charges is subject to review for the fourth year onwards.

   After deducting the special discount of 5%, DYX shall pay a fee totalling HK$4,275,000, of which (i) HK$1,000,000 shall be invoiced upon the signing of this Agreement and (ii) HK$3,275,000 shall be invoiced upon satisfactory completion of the Testing and Commissioning.

   For the avoidance of doubt, any services performed by BAO not within the specified scope of areas set out in Part 1 of Schedule 1B to this Agreement shall incur extra fees and costs payable by DYX in the manner as determined by BAO.

Item	Service	Estimated Timeline
1	Proof of Concept, Development, Customization, System Upgrade	**During November 2022**
2	Smart Logistics Solution – Design and Build	
3	Smart Logistics Solution Cloud Platform – Customization and Setup	
4	Testing and Commissioning and trial run	**1 December 2022**

SCHEDULE 1C

Part 1 - The Services

BAO shall provide the following services to DYX for the Smart Kiosk Solution:

1. Proof of Concept, Development, Customization, and System Upgrade
2. Smart Kiosk Solution – Design and Build
3. Smart Kiosk Solution Cloud Platform
4. Testing and Commissioning Procedure

The Technical Specifications are stated in SCHEDULE 2C.

The User Terms & Conditions are stated in SCHEDULE 3C.

Part 2 – Term, Fees and Timeline

1. Term: From date of this Agreement to 30 November 2023 (both days inclusive) (the "Initial Term") unless terminated early pursuant to the terms and conditions of this Agreement.

2. Fees: DYX shall pay the Solution Design, Build, Customization and Setup fees totalling HK$1,500,000.

   DYX shall further pay the User License Charges totalling HK$3,000,000 for a Minimum Ordering Quantity (MOQ) of 1500 Facility Units (@HK$2,000 per Facility Unit) covering the right to use the license for the period from 1 December 2022 to 30 November 2025. The User License Charges is subject to review for the fourth year onwards.

   After deducting the special discount of 5%, DYX shall pay a fee totalling HK$4,275,000, of which (i) HK$1,000,000 shall be invoiced upon the signing of this Agreement and (ii) HK$3,275,000 shall be invoiced upon satisfactory completion of the Testing and Commissioning.

   For the avoidance of doubt, any services performed by BAO not within the specified scope of areas set out in Part 1 of Schedule 1C to this Agreement shall incur extra fees and costs payable by DYX in the manner as determined by BAO.

Item	Service	Estimated Timeline
1	Proof of Concept, Development, Customization, System Upgrade	**During November 2022**
2	Smart Kiosk Solution – Design and Build	
3	Smart Kiosk Solution Cloud Platform – Customization and Setup	
4	Testing and Commissioning and trial run	**1 December 2022**